SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.



Date of Report (Date of earliest event reported) December 7, 1995.



                      TENNEY ENGINEERING, INC.
        (Exact name of registrant as specified in its charter)


  New Jersey                 1-4142               22-1323920
(State or other         (Commission File         (IRS Employer
 Jurisdiction of             Number)          Identification No.)
 Incorporation)


                         1090 Springfield Road
                        Union, New Jersey 07083
                         (Address of Principal
                    Executive Offices)  (Zip Code)



Registrant's telephone number, including area code: (908) 686-7870


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Item 5.  Other Events:

     Tenney Engineering, Inc. (the "Company") formerly had employees who were members of a union and the Company contributed to a multi-employer pension plan for such employees in accordance with a collective bargaining agreement based on monthly hours worked. Due to the cessation of manufacturing operations at the Company's Union, New Jersey manufacturing plant, the Company ceased being a participant in the multi-employer pension plan in February 1993. Under the Multi-Employer Pension Plan Amendments Act of 1980, the Company may, under certain circumstances, become subject to liabilities in excess of contributions made under its collective bargaining agreement. A liability may be incurred upon the termination, withdrawal or partial withdrawal from an underfunded plan which would be based upon a formula specified by the plan.

     During the fourth quarter 1993, the Company received a letter from the Trustees of the Sheet Metal Workers National Pension Fund ("Plan Trustees") alleging $529,743.28, principal, due as withdrawal liability. Payments may be made in installments and the Plan Trustees demanded eighteen (18) quarterly payments of $33,879.28 and a final payment of $32,797.59, with the initial payment to be made by January 19, 1994. The Company made a provision for this liability in its 1993 Consolidated Financial Statements. The Plan Trustees' demand also stated that the amount due was subject to adjustment for performance of the Plan during 1992.

     The Company did not make the January 19, 1994 payment.

     In December 1994 the Company received from the Plan Trustees a modified calculation reducing the withdrawal liability to $502,665 principal amount. The Plan Trustees demanded payment of sixteen (16) quarterly installments of $33,879.28 commencing January 19, 1994 and a seventeenth payment of $29,151.09.

     On June 5, 1995 the Company received a letter from the Plan Trustees demanding payment of the first six installments totalling $203,275.68 within 60 days from the receipt of the notice, an additional ten (10) quarterly installment payments of $33,879.28, and a final payment of $29,151.09. The Company did not make the payment demanded in the time period specified. The Company, through its counsel, has been negotiating to obtain more favorable installment payment terms.

     On December 7, 1995 the Company was served with a Summons and Complaint in an action filed in the U.S. District Court for the Eastern District of Virginia, Alexandria Division (Case Number 95-1609A) by the Plan Trustees ("Plaintiff"). A copy of the Complaint is filed as Exhibit 99 to this report and reference is made to the Complaint itself for the terms thereof and the relief demanded by the Plaintiff.

     Qualified by the provisions of the Complaint the Plaintiff is
(a) demanding payment of past-due installments of withdrawal liability (eight installments aggregating $271,034.24) plus interest on delinquent quarterly withdrawal payments plus statutory liquidated damages plus attorneys' fees of the action, (b) injunctive relief requiring payment of future quarterly withdrawal installments and (c) immediate payment of the entire amount of the withdrawal liability plus accrued interest plus statutory liquidated damages plus attorneys' fees.

     The Company has not yet responded to the Complaint. It has engaged the services of counsel to advise it and will attempt to negotiate with the Plaintiff the amount of the liability and an installment payment schedule.

     The Company is not in a position to make immediate payment of the entire amount which may be due to the Plan Trustees and if a judgment is entered against it for the amount demanded or if the Company is unable to negotiate payment terms more favorable to it than those demanded, it may have to seek relief from creditors under the Federal Bankruptcy laws.

Item 7.  Financial Statements and Exhibits:

     (c)  Exhibits

          (99) Complaint in action in the United States District Court for the Eastern District of Virginia, Alexandria Division entitled The Board of Trustees Sheet Metal Workers National Pension Fund, Plaintiff, v. Tenney Engineering, Inc., Defendant, Civil Action No. 95-1609A.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TENNEY ENGINEERING, INC.
                                              (Registrant)




                                   By:  s/Martin Pelman
                                 Name:  Martin Pelman
                                Title:  Vice President, Finance/
                                         Treasurer
                                        (Principal Financial
                                         Officer)
Dated:  December 14, 1995